040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20120320324-69
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 05/04/2012 2:19 PM
	Entity Number E0250582012-8

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: GLOBAL REAL ESTATE HOLDINGS, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: SILVER SHIELD SERVICES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* | Par value per share: $ | Number of shares *without par value:* 75000

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) KURT D. BENEDICT
Name
PO BOX 3540 | SILVER SPRINGS | NV | 89429
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

SILVER SHIEL-SEE ATTACHED
Name

X SILVER SHIELD SERVICES, INC.
Incorporator Signature

3315 HWY 50 | SILVER SPRINGS | NV | 89429
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X SILVER SHIELD SERVICES, INC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

5/4/2012
Date

This form must be accompanied by appropriate fees.

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	**GLOBAL REAL ESTATE HOLDINGS, INC.**

FOREIGN NAME TRANSLATION:	**Not Applicable**

PURPOSE:	**Not Applicable**

REGISTERED AGENT NAME:	**SILVER SHIELD SERVICES, INC.**
STREET ADDRESS:	**Not Applicable**
MAILING ADDRESS:	**Not Applicable**

ADDITIONAL	Incorporators
Name: SILVER SHIELD SERVICES, INC.	
Address: 3315 HWY 50	
City: SILVER SPRINGS	
State: NV	
Zip Code: 89429	

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **GLOBAL REAL ESTATE HOLDINGS, INC.**, did on May 4, 2012, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 4, 2012.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20120504-2205
You may verify this certificate
online at **http://www.nvsos.gov/**